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                                                                      EXHIBIT 21

ASHWORTH, INC.

SUBSIDIARIES OF THE REGISTRANT.

                                           STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                      OF INCORPORATION OR ORGANIZATION
Ashworth Store I, Inc.                              Delaware
Ashworth Store II, Inc.                             Delaware
Ashworth Store III, Inc.                            Delaware
Ashworth EDC, LLC                                   Delaware
Ashworth Acquisition Corp                           Delaware
Gekko Brands, LLC                                   Alabama
Kudzu, LLC                                          Alabama
The Game, LLC                                       Alabama
Ashworth U.K., Ltd.                                 England